Exhibit 99.1

SOURCE: Avra Inc.

December 31, 2014 08:59 ET

Avra Inc. Finalizes Technology Partnership With T2M International Inc.

GREENVILLE, SC--(Marketwired - Dec 31, 2014) - Avra Inc. (OTCQB: AVRND) ("Avra" or the "Company"), a development stage company pioneering product innovation and activation of merchant and consumer commerce in the global Bitcoin-related digital currencies market, today announces entry into an agreement with its technology partner T2M International, Inc.

The agreement positions T2M International Inc. ("T2M") as the Company's primary technology partner tasked with the development of the Avra product line-up, systems management, data security, integration and operational planning strategy.

T2M is developing a digital currency gateway that enables users to create virtual wallets through text messaging that can be managed online. With this new technology, transferring Bitcoin with the AvraPay wallet will be as easy as sending a text message. T2M has over two decades of experience in design and development of enterprise applications for the payment industry. The T2M platform is built from the ground up following data security best practices and is available on the cloud as well as Apps for smartphones.

"The T2M group possesses extensive experience in the development of technologies specific to the payment processing industry, along with a prodigious understanding of traditional and mobile platform protocols and trend data. Their broad knowledge base makes them an ideal complement to the growing team of professionals at Avra," states Steve Shepherd, CEO of Avra Inc.

"We are excited about the Avra business model, as their product lines create a user-friendly bitcoin ecosystem," said Jamie Zimmerman, Vice President for T2M. "The platform provides a unique solution by enabling payment acceptance from EMV® (Europay, MasterCard and Visa) to Bitcoin while protecting the customers [merchants] from costly data security breaches," concluded Mr. Zimmerman.

For more information please visit www.avraglobal.com

About Avra Inc. (OTCQB: AVRND)
The Company is focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company's business model can be broken down into four distinct categories. They are as follows: AvraPay: To develop a complete, turn-key and painless way for merchants to accept Bitcoin as Payment; AvraATM: To promote usage and acceptance of digital currencies through the Company's proposed network of ATMs; AvraTourism: To provide cryptocurrency payment processing solutions for merchants such as hotels and casinos; AvraNews: To provide a news portal focusing on digital currency news. Further information on the Company and its filings can be found at www.sec.gov.

About T2M International Inc.
T2M is an information technology consultancy firm specializing in payment processing, website development and mobile marketing. The Company's decades of experience and expertise, strong partnerships and Intellectual property enable clients to scale their businesses and accelerate their "time to market" without the worry of managing multiple carrier relationships, regulatory certifications, and data security. For more information about the Company please visit their website at www.t2mgroup.com.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words "plan", "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Avra Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Avra Inc., disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.